UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Lane, Suite 900, Dallas, Texas	75225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Michael R. Haack to Board of Directors

On June 19, 2019, the Board of Directors (the “Board”) of Eagle Materials Inc. (the “Company”) expanded the size of the Board from nine to ten directors and appointed Michael R. Haack to serve as a Class III director, effective immediately, with a term to expire at the 2021 annual stockholders’ meeting.

Mr. Haack is the Company’s President and Chief Operating Officer, who will succeed David B. Powers as the Company’s Chief Executive Officer when Mr. Powers retires from the role on July 1, 2019. Mr. Haack joined the Company as Executive Vice President and Chief Operating Officer in December 2014. Previously, Mr. Haack was employed at Haliburton Energy Services for 17 years, most recently as Global Operations Manager at Halliburton’s Sperry Drilling Division. Mr. Haack will not receive additional compensation for his service as a member of the Board.

Approval of Change in Control Agreements

On June 19, 2019, the Board approved change in control continuity agreements with the following named executive officers: Mr. Haack; D. Craig Kesler, the Company’s Executive Vice President – Finance and Administration & Chief Financial Officer; Robert S. Stewart, the Company’s Executive Vice President – Strategy, Corporate Development and Communications; and James H. Graass, the Company’s Executive Vice President, General Counsel and Secretary.

The change in control continuity agreements provide that, in the event of a change in control during the term, a two-year protection period will commence during which the relevant executive will be entitled to compensation and benefits on terms that are generally no less favorable than those that applied prior to the change in control. In the event of the executive’s involuntary termination of employment without cause or resignation for good reason during the two-year protection period, subject to the execution of a release of claims, he would be entitled to (a) cash severance equal to the product of (i) a severance multiple of 3 (for Mr. Haack), 2.5 (for Mr. Kesler) or 2 (for Messrs. Stewart and Graass), multiplied by (ii) the sum of his annual base salary and target annual bonus; (b) a prorated annual bonus for the year of termination; (c) a payment in lieu of employer retirement savings plan contributions that he would have received had his employment continued for 18 months (for Mr. Haack), 15 months (for Mr. Kesler) or 12 months (for Messrs. Stewart and Graass) post-termination; (d) a payment equal to the premium for continued participation in health insurance plans for 18 months (for Mr. Haack), 15 months (for Mr. Kesler) or 12 months (for Messrs. Stewart and Graass) post-termination; and (e) outplacement benefits of up to $30,000. The change in control continuity agreements subject the executives to a perpetual confidentiality covenant and noncompetition covenants for 18 months (for Mr. Haack), 15 months (for Mr. Kesler) or 12 months (for Messrs. Stewart and Graass) post-termination. If any payments or benefits under the change in control continuity agreements would be subject to Sections 280G and 4999 of the Internal Revenue Code, such payments or benefits would be reduced to the extent that such reduction would place the executive in a better after-tax position. The initial term of the change in control continuity agreements is three years from the effective date of June 20, 2019, subject to automatic renewal for an additional year on each anniversary of the effective date.

The foregoing summary of the change in control continuity agreements does not purport to be complete and is qualified in its entirety by reference to the change in control continuity agreements with Messrs. Haack, Kesler, Stewart and Graass, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Approval of Advisory Agreement

On June 19, 2019, the Board approved an advisory agreement with Mr. Powers in connection with his retirement, effective July 1, 2019, pursuant to which Mr. Powers has agreed to provide advisory services to the Company during the period from his retirement date until March 31, 2020. The advisory services include providing support, advice, and counsel to the Company’s Chief Executive Officer regarding all aspects of the Company’s businesses; consulting with the Chief Executive Officer, including with regard to leadership transition; assisting the

Chief Executive Officer and the management team with any special projects, including specifically with regard to the recently announced separation of the Company’s wallboard business and the cement business and the exploration of alternatives for the Company’s frac sand division; and performing such other services as are consistent with Mr. Powers’s experience and expertise.

The agreement also subjects Mr. Powers to a perpetual confidentiality covenant and covenants concerning noncompetition, nonsolicitation of customers, clients and suppliers and nonsolicitation of employees, each of which apply until the first anniversary of his retirement date.

In consideration for Mr. Powers’s services, he will receive an advisory fee of $1,200,000, payable in monthly installments (or upon an earlier termination by the Company that is not due to Mr. Powers’s material breach of the agreement). In addition, the Board approved his retirement for purposes of his outstanding earned but unvested restricted stock awards, resulting in the vesting of such awards as of his retirement date.

The advisory agreement provides that, following Mr. Powers’s retirement, he will continue as a member of the Board and be compensated in the same manner as other non-employee directors, except that his director compensation for 2019 will be prorated for the period following his retirement date.

The foregoing summary of the advisory agreement does not purport to be complete and is qualified in its entirety by reference to the advisory agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Change in Control Continuity Agreement, dated as of June 20, 2019, by and between Eagle Materials Inc. and Michael R. Haack

10.2	Change in Control Continuity Agreement, dated as of June 20, 2019, by and between Eagle Materials Inc. and D. Craig Kesler

10.3	Change in Control Continuity Agreement, dated as of June 20, 2019, by and between Eagle Materials Inc. and Robert S. Stewart

10.4	Change in Control Continuity Agreement, dated as of June 20, 2019, by and between Eagle Materials Inc. and James H. Graass

10.5	Advisory Agreement, dated as of June 20, 2019, by and between Eagle Materials Inc. and David B. Powers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Dated: June 25, 2019